Exhibit 5

FOLEY & LARDNER LLP ATTORNEYS AT LAW
100 NORTH TAMPA STREET, SUITE 2700 P.O. BOX 3391 TAMPA, FL 33601-3391 813.229.2300 TEL 813.221.4210 FAX www.foley.com
December 22, 2005	WRITER'S DIRECT LINE 813.225.4122 ccreely@foley.com EMAIL

Accentia Biopharmaceuticals, Inc.
324 South Hyde Park Ave., Suite 350
Tampa, Florida 33606

Re:	Registration Statement on Form S-8

Gentlemen:

        We refer to the Registration Statement (the “Registration Statement”) on Form S-8 filed today by Accentia Biopharmaceuticals, Inc. (the “Company”) with the Securities and Exchange Commission, for the purpose of registering under the Securities Act of 1933, as amended, an aggregate of 4,156,734 shares (the “Shares”) of the authorized common stock, par value $.001 per share, which may be issued or acquired pursuant to the Company’s 2005 Equity Incentive Plan and the 2003 Stock Option Plan (the “Plans”). This opinion letter is rendered pursuant to Item 8 of Form S-8 and Item 601(b)(3) of Regulation S-K.

        In connection with the foregoing registration, we have acted as counsel for the Company and have examined originals, or copies certified to our satisfaction, of such corporate records of the Company, certificates of public officials, and representatives of the Company, and other documents as we deemed necessary to deliver the opinion expressed below.

        Based upon the foregoing, and having regard for legal considerations that we deem relevant, it is our opinion that the Shares will be, when and if issued in accordance with the terms and conditions of the Plans, will be duly authorized, validly issued, and fully paid and non-assessable.

        This opinion letter is provided to you for your benefit and for the benefit of the Securities and Exchange Commission, in each case, solely with regard to the Registration Statement, may be relied upon by you and the Commission only in connection with the Registration Statement, and may not be relied upon by any other person or for any other purpose without our prior written consent. We hereby consent to the inclusion of this opinion as Exhibit 5 in the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules or regulations of the Commission promulgated thereunder.

Very truly yours, /s/ FOLEY & LARDNER LLP FOLEY & LARDNER LLP